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                                                                     Exhibit 4.3

                         INVESTOR STOCKHOLDERS AGREEMENT

          This Investor Stockholders Agreement is made as of June 16, 2005 among Mid-Western Aircraft Systems Holdings, Inc., a Delaware corporation (the "COMPANY"), Onex Partners LP, a Delaware limited partnership ("ONEX PARTNERS"), the Stockholders listed on the signature pages of this Agreement and such other Stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof.

          Upon consummation of the transactions contemplated by the Asset Purchase Agreement, dated as of February 22, 2005, between the Company and The Boeing Company, a Delaware corporation, with respect to the acquisition of the assets comprising the Business (as defined therein) and of certain related transactions to be consummated concurrently therewith (the "CLOSING"), Onex Partners and certain other Stockholders will own or may hereafter acquire certain Shares. The Company, the Onex Investors and certain other Stockholders are parties to a Registration Agreement (the "REGISTRATION AGREEMENT"), also dated as of the date hereof.

          All of the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with one another and with the Company and in order to provide for the stability of the Company.

          The parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                               Certain Definitions

          1.1 Certain Definitions. When used in this Agreement the following terms shall have the respective meanings shown:

          "AFFILIATE" means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex Corporation shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

          "APPROVED SALE" has the meaning set forth in Section 5.2(a).

          "BOARD" means the board of directors of the Company.

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          "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City.

          "CALL EVENT" has the meaning set forth in Section 5.3(a).

          "CALL NOTICE" has the meaning set forth in Section 5.3(a).

          "CALL PRICE" means the most recent value per Share as determined by the Board prior to the date of the applicable Call Event for purposes of the Company's short-term incentive plan; provided that, if the Company has not adopted a short-term incentive plan, the "Call Price" shall be the fair market value per Share as determined by the Board in good faith without regard to minority discounts.

          "CREDIT AGREEMENT" has the meaning set forth in Section 5.3(c).

          "EXEMPT TRANSFER" means (i) any Transfer to or among the Onex Investors and (ii) any Transfer by an Onex Investor within 180 days following the date hereof to one or more institutional co-investors, provided in each case that each such transferee (if not already a party to this Agreement) shall have agreed in writing to become a party to this Agreement.

          "FORMER MANAGEMENT HOLDER" has the meaning set forth in Section
5.3(a).

          "INITIAL CALL PERIOD" has the meaning set forth in Section 5.3(a).

          "MAJORITY ONEX INVESTORS" means Onex Investors holding, in the aggregate, a majority of the Shares held by all Onex Investors.

          "MANAGEMENT INVESTOR" means Jeffrey L. Turner and any other individual employed by the Company or any subsidiary of the Company at the time he or she becomes a party to this Agreement, in each case for so long as such individual is employed by the Company or any subsidiary of the Company.

          "ONEX CORPORATION" means Onex Corporation, an Ontario corporation.

          "ONEX INVESTOR" means Onex Partners, Onex Corporation or any Affiliate of Onex Partners or Onex Corporation that is a holder of Shares or other equity interests of the Company, including, for purposes of this Agreement, (a) any Person which has granted to Onex Partners, Onex Corporation or any of their respective Affiliates the right to vote or dispose of such Person's Shares, other than pursuant to this Agreement, and (b) any employee, officer or director of Onex Corporation.

          "OTHER INVESTOR" means any holder of Shares that is or becomes a party to this Agreement other than (a) the Onex Investors and (b) the transferees of the Onex Investors that acquire all of the Shares held by the Onex Investors as of the date hereof.

          "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.


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          "PUBLIC OFFERING" means a public offering and sale of capital stock of the Company pursuant to an effective registration statement under the Securities Act.

          "PUBLIC SALE" means any sale of Shares pursuant to a Public Offering or to the public through a broker or dealer or to a market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

          "QUALIFIED PUBLIC OFFERING" means the sale in one or more underwritten Public Offerings of at least 20% of the equity interests in the Company outstanding immediately after giving effect to the most recent such offering.

          "SALE OF THE COMPANY" means any transaction pursuant to which Person(s) other than the Company's existing Stockholders as of the date hereof and their respective Affiliates acquire (a) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests or otherwise) or (b) all or substantially all of the Company's assets (determined on a consolidated basis).

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SHARES" means (a) the shares of the Company's Class A Common Stock, par value $0.01 per share, Class B Common Stock, par value $0.01 per share, and any other capital stock of the Company purchased, issued to or otherwise acquired by any Stockholder, including Shares acquired upon the exercise of any warrant, option or other convertible security, and (b) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (a) by way of dividend or unit split, exchange or conversion, or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization. As to any particular equity interests constituting Shares, such Shares will continue to be Shares subject to this Agreement in the hands of any holder of such Shares (other than purchasers pursuant to a Public Sale).

          "STOCKHOLDER" means any holder of Shares that is or becomes a party to this Agreement.

          "STOCKHOLDER REPRESENTATIVE" has the meaning set forth in Section 4.3(a).

          "SUBORDINATE OBLIGATION" has the meaning set forth in Section 5.3(c)

          "SUBSEQUENT CALL PERIOD" has the meaning set forth in Section 5.3(b).


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                                    ARTICLE 2

                        Board of Directors of the Company

          2.1 Board of Directors.

          (a) Each of the Stockholders will vote all of its Shares, and the Company will take all necessary or desirable action within its control, in order to cause the election to the Board of such individuals as may be designated from time to time by the Majority Onex Investors.

          (b) The provisions of this Article 2 will terminate automatically upon the earlier to occur of (i) a Sale of the Company or (ii) a Qualified Public Offering.

                                   ARTICLE 3

                   Covenants of the Company and Other Matters

          3.1 Financial Information. So long as a Stockholder owns any Shares, the Company shall furnish or otherwise make available to such Stockholder the following:

          (a) as promptly as practicable, and in any event within 90 days after the end of each fiscal year of the Company, copies of the audited annual consolidated financial statements of the Company and its subsidiaries, including a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, consolidated statements of income and of cash flow of the Company and its subsidiaries for such fiscal year and the related notes thereto, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by an audit report thereon by a firm of independent certified public accountants of national recognition; and

          (b) as promptly as practicable, and in any event within 45 days after the end of each fiscal quarter of the Company, copies of the unaudited quarterly consolidated financial statements of the Company, including a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter, and consolidated statements of income and of cash flow of the Company and its subsidiaries for such fiscal quarter and year to date period, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter and year to date period in the previous fiscal year; provided, that such statements need not cover periods prior to the date hereof.

          The Board may require that Other Investors execute a confidentiality agreement acceptable to the Board as a condition to the receipt of the financial information set forth in this Sections 3.1, but such confidentiality agreement shall not apply to any financial information made publicly available by the Company in connection with or following a Public Offering.

          (c) The provisions of this Section 3.1 will terminate automatically
(i) with respect to all Stockholders upon the earlier to occur of (1) a Sale of the Company or (2) a Qualified Public Offering and (ii) with respect to any Stockholder who is or was at any time during the term of this Agreement a Management Investor, at such time when such Stockholder ceases to be deemed a Management Investor hereunder.


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                                    ARTICLE 4

                       Restrictions on Transfer of Shares

          4.1 Transfer of Stockholder Shares. Without the written consent of the Company and Onex Partners, no Other Investor shall sell, transfer, assign, pledge, exchange or otherwise dispose of (a "TRANSFER") any interest in Shares held by an Other Investor except pursuant to the provisions of this Article 4,
Article 5 or pursuant to a Public Sale.

          4.2 Permitted Transfers.

          (a) The restrictions contained in this Article 4 shall not apply with respect to (i) any Transfer of Shares by any Stockholder to or among its Affiliates, or (ii) any Transfer of Shares by any Stockholder to any other Stockholder; provided, that the restrictions contained in this Article 4 shall continue to be applicable to the Shares after any such Transfer and provided further that each transferee of such Shares shall have agreed in writing to become a party to this Agreement. Any Management Investor transferring Shares pursuant to this Section 4.2(a)(i) shall remain the "STOCKHOLDER REPRESENTATIVE" with respect to all such transferred Shares and shall be responsible for the giving and receipt of all consents, notices and other communication between the Company and the other Stockholders, on the one hand, and the transferee(s) of such Shares, on the other hand.

          (b) The provisions of this Article 4 shall terminate automatically upon the earlier to occur of (i) a Sale of the Company and (ii) a Qualified Public Offering.

          (c) In the case of any Transfer pursuant to Section 4.2(a)(i), a transferee may at any time, and shall forthwith in the event that such transferee ceases to be an Affiliate of the transferor, transfer back to such transferor all of the Shares held by it.

                                   ARTICLE 5

                    Tag-Along, Drag-Along and Put/Call Rights

          5.1 Tag-Along Right.

          (a) At least 20 days prior to any Transfer (other than an Exempt Transfer) by any Onex Investor of 10% or more of the aggregate number of Shares owned by the Onex Investor as of the date of this Agreement in a single transaction or series of related transactions (the "INITIATING STOCKHOLDER"), such Initiating Stockholder shall deliver a written notice (the "SALE NOTICE") to each Other Investor, specifying the identity of the prospective purchaser(s), the number of Shares to be transferred, the price per Share to be paid for such Shares, and, in reasonable detail, the other terms and conditions of the Transfer. Each of such Other Investor may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Initiating Stockholder within ten days after delivery of the Sale Notice (each such electing Other Investor is a "PARTICIPATING STOCKHOLDER"). Each Participating Stockholder will be entitled and obligated to sell in the contemplated Transfer, at the price per Share and on the same terms and conditions, a number of Shares equal to such Participating Stockholder's Tag-Along Percentage (as defined below) of the number of Shares


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proposed to be transferred by the Initiating Stockholder and the number of
Shares to be transferred by the Initiating Stockholder in such contemplated Transfer shall be reduced by the number of Shares to be transferred by the Participating Stockholders (unless the Initiating Stockholder purchases such Shares directly from the Participating Stockholders pursuant to Section 5.1(b)), simultaneously with and conditioned upon the closing of the sale by the Initiating Stockholder. However, the contemplated Transfer may provide for payment in securities, or a combination of cash and securities, to all Stockholders that are accredited investors within the meaning of Regulation D under the Securities Act and in cash to Stockholders that are not accredited investors or may provide Stockholders that are accredited investors with the option to receive Securities, or a combination of cash and securities, or cash while Stockholders that are not accredited investors receive cash. The Initiating Stockholder may abandon the contemplated Transfer at any time prior to its closing without any liability or obligation under this Section 5.1. A Participating Stockholder's "TAG-ALONG PERCENTAGE" is the quotient obtained by dividing (i) the number of Shares owned by such Participating Stockholder at the time of such Transfer, by (ii) the sum of the aggregate number of Shares owned by the Stockholders at the time of such Transfer (including the Initiating Stockholder) and, without duplication, all other holders having co-sale rights with respect to such Transfer.

          (b) The Initiating Stockholder shall effect the participation of the Participating Stockholders in the contemplated Transfer by either (i) obtaining the agreement of the prospective purchaser(s) to purchase from the Participating Stockholders the Shares which the Participating Stockholders are entitled to sell to such prospective purchaser(s) pursuant to Section 5.1(a) or (ii) purchasing the number of Shares from the Participating Stockholders which the Participating Stockholders would have been entitled to sell to the prospective purchaser(s) pursuant to Section 5.1(a) at the same price per Share and on the same terms and conditions at which such Participating Stockholders are entitled otherwise to sell such Shares to the prospective purchaser(s) pursuant to
Section 5.1(a), in either case simultaneously with and conditioned upon the closing of the proposed Transfer.

          (c) The Participating Stockholders will use their best efforts to cooperate in the proposed Transfer and will take all necessary and desirable actions in connection with the consummation of the proposed Transfer as are reasonably requested by the Initiating Stockholder, including, but not limited to, entry into agreements and provision of representations, warranties and indemnification; provided, that no Participating Stockholder shall be required to enter into substantively different agreements or provide substantively different representations and warranties or indemnification than the Initiating Stockholder and each Participating Stockholder's obligations thereunder shall be several and, other than with respect to the Participating Stockholder's representations, warranties and indemnification relating to title to his/her/its Shares, encumbrances on such Shares and his/her/its status and authority to consummate the contemplated Transfer, limited to the proceeds received by such Stockholder in connection with such proposed Transfer.

          (d) Prior to transferring its Shares pursuant to this Section 5.1, the Initiating Stockholder shall cause the prospective purchaser(s) to agree in writing to become a party to this Agreement.


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          (e) The provisions of this Section 5.1 shall not apply to any Public
Sale, to any Transfer in connection with a Sale of the Company or to any Exempt Transfer.

          5.2 Drag-Along Right.

          (a) Subject to Section 5.2(b), if the Majority Onex Investors approve a sale (other than an Exempt Transfer) of: (i) 20% or more of the outstanding Shares or (ii) all or substantially all of the assets of the Company (each an "APPROVED SALE"), whether by way of merger, consolidation, sale of stock or assets, or otherwise, all Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (A) a merger or consolidation of the Company or a subsidiary, or a sale of all or substantially all of the assets of the Company or a subsidiary, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (B) a sale of 20% or more of the outstanding Shares, each Stockholder shall agree to sell his/her/its respective Drag-Along Percentage (as defined below) of the Shares which are the subject of the Approved Sale, on the same terms and conditions as applicable to the Shares being sold by the Onex Investor in such Approved Sale. The Stockholders will use their best efforts to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Majority Onex Investors, including, but not limited to, entry into agreements and provision of representations, warranties and indemnification, provided, that no Stockholder shall be required to enter into substantively different agreements or provide substantively different representations and warranties or indemnification than any other Stockholder and each Stockholder's obligations thereunder shall be several and limited to the proceeds received by such Stockholder in connection with such Approved Sale. A Stockholder's "DRAG-ALONG PERCENTAGE" is the product obtained by multiplying (i) the total number of Shares owned by such Stockholder at the time of the Approved Sale by (ii) the quotient obtained by dividing (x) the total number of Shares being Transferred in the Approved Sale by the Onex Investors by (y) the total number of Shares owned by the Onex Investors at the time of the Approved Sale.

          (b) The obligations of the Stockholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the Stockholders will receive the same form and per Share amount of consideration for their Shares as all other Stockholders, or if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders must be given the same option (except that the Approved Sale may provide for payment in securities, or a combination of cash and securities, to all Stockholders that are accredited investors within the meaning of Regulation D under the Securities Act and in cash to Stockholders that are not accredited investors or may provide Stockholders that are accredited investors with the option to receive securities, or a combination of cash and securities, or cash while Stockholders that are not accredited investors receive cash); and (ii) if the Approved Sale includes a sale to a Person that is an Onex Investor or an Affiliate of an Onex Investor, the holders of a majority of the Shares held by the Other Investors may request that an appraisal of the fair market value of the securities to be sold and/or received (based on the fair market value of all of the Company's outstanding capital stock, without regard to any control premium or liquidity or minority discount) by the Other Investors in connection with such Approved Sale be made by an investment banking firm of national recognition mutually agreeable to such parties, and it shall


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be a condition to the consummation of such Approved Sale to an Onex Investor or an Affiliate of an Onex Investor that such Person pay as consideration to the Other Investors the fair market value as determined pursuant to such appraisal (if such appraisal results in a valuation greater than the valuation of the consideration proposed to be delivered in connection with such Approved Sale, the Company shall pay the costs of such appraisal, otherwise the requesting Stockholders shall pay such costs).

          (c) If the proposed Approved Sale involves the receipt by Stockholders of securities for which Section 4(2) of the Securities Act of 1933 or Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Majority Onex Investors, and to the extent required to comply with Regulation D, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Majority Onex Investor. If any Stockholder appoints the purchaser representative designated by the Majority Onex Investors, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Majority Onex Investors, such holder will appoint another purchaser representative (reasonably acceptable to the Majority Onex Investors), and such holder will be responsible for the fees of the purchaser representative so appointed.

          5.3 Call Rights on Former Management Holders' Shares.

          (a) If the employment of any Management Investor (a "FORMER MANAGEMENT HOLDER") with the Company or any subsidiary of the Company shall terminate for any reason, (the "CALL EVENT"), then the Company shall have the right to require such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) to sell, by delivery of a written notice (the "CALL NOTICE") to such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) within 180 days after the date of the Call Event (the "INITIAL CALL PERIOD"), and such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) shall be required to sell, all of the Shares then held by such Former Management Holder (including any Shares then held by an Affiliate of such Former Management Holder pursuant to a Transfer under Section 4.2(a)(i)) at a price per Share equal to the Call Price.

          (b) If at any time, a Former Management Holder acquires an interest in additional Shares (whether through his/her participation any of the Company's equity incentive plans or otherwise) after the expiration of the Initial Call Period, then the Company shall have the right to require such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) to sell, by delivery of Call Notice to such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) within 90 days after the date of such acquisition (a "SUBSEQUENT CALL PERIOD"), and such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) shall be required to sell, all of the Shares then held by such Former


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Management Holder (including any Shares then held by an Affiliate of such Former
Management Holder pursuant to a Transfer under Section 4.2(a)(i)) at a price per Share equal to the Call Price.

          (c) The closing of any purchase of Shares by the Company pursuant to this Section 5.3 shall take place at the principal office of the Company within 15 days after the expiration of the Call Period or Subsequent Call Period, as applicable, as the Company shall specify to such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) in writing. At such closing, such Former Management Investor (or, in the case of death or permanent disability, such Former Management Investor's executor, personal representative or legal representative) shall deliver to the Company certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Shares, free and clear of all liens, encumbrances or other restrictions (other than pursuant to securities laws or this Agreement), against payment by the Company of the purchase price for the Shares in cash (by delivery of a certified check payable to such Former Management Investor (or, in the case of death, such Former Management Investor's estate)). Notwithstanding the foregoing, if the payment of all or any portion of the purchase price is not permitted to be made at the closing by the terms any credit agreement(s) relating to the Company's senior debt (collectively, the "CREDIT AGREEMENT"), or the payment would cause a Default or an Event of Default (as such terms are defined in any Credit Agreement), then that portion of the purchase price shall instead become a subordinated obligation of the Company (a "SUBORDINATE OBLIGATION"); the Subordinate Obligation shall not be payable during the continuance of a Default or an Event of Default (as defined in any Credit Agreement) or if such payment would not otherwise be permitted by any Credit Agreement or would result in a Default or an Event of Default (as defined under any Credit Agreement). The Subordinate Obligation shall be payable on the earlier to occur of (i) one day after the closing date of a complete refinancing of the Company's senior debt and (ii) receipt by the Company of the written approval of its senior lenders to pay the principal and interest on the obligation in full. The Subordinate Obligation shall accrue interest at the weighted average rate applicable from time to time on the Company's senior debt. The Company shall pre-pay the amount of any Subordinate Obligation, together with accrued and unpaid interest, as and when it is permitted to do so without Default (as defined) or creating an Event of Default (as defined) under any Credit Agreement, provided, that if there is more than one Subordinate Obligation outstanding, the Company shall make pre-payments on each Subordinate Obligation in the proportion that the outstanding amount thereof (including accrued and unpaid interest) bears to the aggregate outstanding Subordinate Obligations (including accrued and unpaid interest).

          (d) If and to the extent the Company does not deliver a Call Notice within the Call Period or Subsequent Call Period, as applicable, or if the purchase of all Shares subject to the Call Notice does not occur at the scheduled closing date through the fault of the Company, then the Company's right to purchase such Shares pursuant to this Section 5.3 shall terminate.


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                                   ARTICLE 6

                                Preemptive Rights

          6.1 Grant of Preemptive Right. Subject to Section 6.6, if the Company authorizes the issuance or sale of any Shares or securities convertible into or exercisable for Shares (together, the "PARTICIPATION SECURITIES") to any Onex Investor or Affiliate of Onex Investor (other than the Company or any subsidiary of the Company), the Company shall, on the terms and conditions of this Article 6, offer to each of the Other Investors the right to purchase or subscribe for up to an aggregate number of Participation Securities equal to the product obtained by multiplying (i) the total number of Participation Securities to be issued or sold by the Company, by (ii) a fraction, the numerator of which is the aggregate number of Shares held by such Other Investor, and the denominator of which is the aggregate number of Shares outstanding, in each case, determined as of the date of the Preemptive Notice. For the purpose of this Article 6, "STOCKHOLDER PARTICIPATION SECURITIES" means, with respect to any Other Investor in connection with any proposed issuance or sale of Participation Securities, that number of Participation Securities as to which such Other Investor is entitled to exercise preemptive rights hereunder, calculated under the immediately preceding sentence. However, the Company may elect not to extend preemptive rights to any Other Investor that is not an "accredited investor" within the meaning of Regulation D under the Securities Act or whose participation in the offering would, in the reasonable judgment of the Company, require registration or qualification under any federal, state or foreign securities law and if it does so the Persons so excluded shall not be an "Other Investor" for any purpose under this Article 6.


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          6.2 Delivery of Preemptive Notice. If the Company proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this Article 6, subject to Section 6.4, the Company shall send a written notice (the "PREEMPTIVE NOTICE") to each Other Investor at least ten Business Days before the proposed date of such issuance or sale, setting forth (a) the type and, if not Shares, the terms and conditions of the Participation Securities, (b) the number of Participation Securities that the Company proposes to sell or issue, (c) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), (d) the other material terms of the transaction, and (e) the aggregate number of Stockholder Participation Securities which may be purchased by such Other Investor (determined under Section 6.1).

          6.3 Delivery of Exercise Notice; Waiver of Preemptive Right. At any time within the ten Business Days following the date the Company delivers the Preemptive Notice, an Other Investor may exercise the preemptive rights provided under this Article 6 by delivering notice to the Company (an "EXERCISE NOTICE") exercising such Other Investor's preemptive rights as to all, but not less than all, of its Stockholder Participation Securities. If any Other Investor does not deliver a timely Exercise Notice, such Other Investor shall be deemed to have irrevocably waived the preemptive rights provided by this Article 6 with respect to all such Stockholder Participation Securities that are the subject of the Preemptive Notice, and the Company shall be permitted to issue such Other Investor's Stockholder Participation Securities free from the preemptive rights provided under this Article 6.

          6.4 Terms of Issuance of Sale of Participation Securities.

          (a) Subject to Section 6.4(b), (c) and (d) below, the purchase of, or subscription for Participation Securities by the Other Investors who exercise preemptive rights under this Article 6, shall be at the same price and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Company of the Participation Securities to any Onex Investor or Affiliate of an Onex Investor.

          (b) If the Company determines in good faith that the delay occasioned by complying with the procedures contemplated by this Article 6 would be prejudicial to the Company or its financial condition or business and operations, then the Company may before delivering the Preemptive Notice or after delivering the Preemptive Notice (but in such case before observing the time periods and other procedures set forth in this Article 6), (i) issue or sell all or any part of the Participation Securities to any Onex Investor or Affiliate of Onex Investor without issuing or selling all or any part of the Stockholder Participation Securities of some or all of the Other Investors to any such Other Investors or (ii) issue or sell all or any part of the Participation Securities to any Onex Investor or Affiliate of an Onex Investor and also issue to any Onex Investor or Affiliate of an Onex Investor all or any part of the Stockholder Participation Securities of some or all of the Other Investors.

          If the Company elects to issue Participation Securities to any Onex Investor or Affiliate of an Onex Investor under this Section 6.4(b) before it delivers a Preemptive Notice, then the Company shall deliver the Preemptive Notice to each Other Investor no later than ten

Business Days after the date on which the Participation Securities are issued or sold to the Onex Investor or Affiliate of an Onex Investor. If at the time any Other Investor delivers a timely Exercise Notice in accordance with Section 6.3, the Company has not yet issued or sold the Stockholder Participation Securities that such Other Investor is entitled to purchase hereunder to an Onex Investor or Affiliate of an Onex Investor, then such unissued Stockholder Participation Securities shall be issued or sold by the Company to such Other Investor as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Exercise Notice, at the same price, and on the same terms and conditions, as were applicable to the issuance or sale of Participation Securities to any Onex Investor or Affiliate of an Onex Investor.

          (c) If, at the time an Other Investor delivers a timely Exercise Notice in accordance with Section 6.3, the Company has issued or sold some or all of the Stockholder Participation Securities that such Other Investor is entitled to purchase hereunder to any Onex Investor or Affiliate of an Onex Investor, then any such Stockholder Participation Securities shall be sold by an Onex Investor or Affiliate of an Onex Investor to such Other Investor as promptly as is practicable, but in no event later than five Business Days following the date of delivery of the Exercise Notice, at a price per Participation Security equal to the price paid by an Onex Investor or Affiliate of an Onex Investor therefor, plus interest on such amount from the date of purchase by an Onex Investor or Affiliate of an Onex Investor through the date of sale to the Other Investor, at a rate per annum equal to the then-effective prime rate, as announced by Citibank N.A. At the closing of any such sale by an Onex Investor or Affiliate of an Onex Investor, such Persons shall deliver to the Other Investor certificates representing the Stockholder Participation Securities to be conveyed, duly endorsed or accompanied by stock powers executed in blank, against payment of the purchase price therefor calculated hereunder.

          (d) If Participation Securities issued or sold by the Company consist of multiple types or classes of securities, then the Other Investors who elect to exercise their preemptive right shall purchase such types or classes of securities in the same relative proportions as do Onex Investors or Affiliates of Onex Investors. Further, if any Participation Securities to be issued or sold by the Company are to be issued or sold by the Company as part of a unit that includes, or otherwise together with other securities (including debt securities) of the Company that are not Participation Securities ("OTHER SECURITIES"), then any Other Investor exercising preemptive rights provided under this Article 6 must in connection therewith also purchase such Other Securities of the Company that are part of such unit or otherwise being issued or sold by the Company together with the Participation Securities, and the definitions of "PARTICIPATION SECURITIES" and "STOCKHOLDER PARTICIPATION SECURITIES" shall for all purposes of this Article 6 be deemed to include any such Other Securities of the Company.

          6.5 Sale by Company Absent Exercise of Preemptive Right. If, with respect to any issuance or sale of Participation Securities in connection with which the Company has delivered Preemptive Notices, no Other Investor has delivered a timely Exercise Notice covering some or all Stockholder Participation Securities that are the subject of such Preemptive Notices, the Company shall, unless the Company has already done so in reliance on Section 6.4(b), have 120 days following the expiration of the ten Business Day period following the date of delivery of the Preemptive Notice in which to sell all or any part of those Stockholder Participation

Securities which Stockholders have not so elected to purchase to any Person or entity, including, but not limited to, any Onex Investor.

          6.6 Termination; Securities Excluded from Preemptive Right. The provisions of this Article 6 will terminate automatically upon the earlier to occur of (a) a Sale of the Company or (b) a Qualified Public Offering and shall not apply to such a Sale of the Company or Qualified Public Offering. The provisions of this Article 6 shall not apply to (i) Participation Securities issued in connection with a pro rata stock dividend, stock split or recapitalization or the like, (ii) Participation Securities issued upon exercise or conversion of any option, warrant or other securities convertible into or exercisable for Shares, (iii) Participation Securities issued in a Public Sale, whether or not any Onex Investor participates in such Public Sale, or (iv) Participation Securities issued in any transaction or series of related transactions in which less than 20% of the Participation Securities to be issued are purchased by Onex Investors.

                                   ARTICLE 7

                               Transfers of Shares

          7.1 Transfers in Accordance with this Agreement. The Company may refuse to register any Transfer of Shares on its transfer books if such Transfer is not in accordance with this Agreement and state and federal securities laws.

          7.2 Legending of Shares Certificates. The Shares may be uncertificated. All certificates representing Shares held by any Person subject to this Agreement (and by any permitted or required transferees who are bound by or subject to this Agreement) shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD (WITHIN THE MEANING OF SUCH ACT) IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 16, 2005, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

          7.3 Default of Delivery.

          (a) In the event that any Stockholder, the Company, or any Stockholder's transferees or assignees (each, a "REQUIRING PARTY") have the right to acquire Shares from any other Stockholder or the right to require any such other Stockholder to sell its Shares to any other Person, pursuant to the terms of this Agreement (such selling Stockholder hereinafter referred to as the "TRANSFEROR" and such Requiring Party or any other Person to whom the Transferor is required to transfer Shares, as applicable, hereinafter referred to as the "TRANSFEREE") and the Transferor is not present at the closing, or is present but for any reason fails to produce and deliver to the Transferee the certificates or other instruments representing any of the Shares being transferred, then the cash purchase price, as and when payable, may be deposited into a bank account in the name of the Company and any other consideration permitted or required to be delivered in satisfaction of the purchase price shall be deposited with the Company. Such deposits shall constitute valid and effective payment to the Transferor of the purchase price for the Shares being transferred notwithstanding the fact that the Transferor may have voluntarily attempted to encumber or dispose of any of the Shares contrary to the terms hereof, or that one or more certificates or other evidences of ownership of such Shares may have been delivered to any other Person. From and after the date of such deposits (even though the stock certificates in the name of the Transferor have not been delivered to the Transferee), the purchase by and transfer of the Shares to the Transferee shall be deemed to have been fully completed and all right, title, benefit and interest of the Transferor in and to all such Shares, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the Transferee and the Transferee will have the right to request that the Company enter the transfer into the Unit register and the Company shall be entitled to so enter the transfer.

          (b) Where the Transferee has made a deposit in accordance with subsection (a), the Transferor shall be entitled to receive the cash purchase price of the Shares so deposited with the Company's bankers, and to receive any other consideration deposited with the Company. Upon delivery to the Company of
(i) the certificates or other instruments representing the Shares duly endorsed for transfer and (ii) any other document required to be delivered by the Transferor at closing, including, without limitation, the release or discharge of any encumbrance relating to the Shares and stock transfer stamps, if necessary.

                                   ARTICLE 8

                                  Miscellaneous

          8.1 Voting Agreement and Appointment of Proxy.

          (a) The Other Investors shall at all times vote their Shares (to the extent they are entitled to vote the same) as specifically provided herein or, if not so provided, in the same manner as the Shares held by the Majority Onex Investors are voted, on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's Stockholders and on which such Shares are entitled to vote. To the extent permitted by law and for all purposes of this Agreement, each Other Investor, by its execution of this Agreement, hereby irrevocably constitutes and appoints Onex Partners and such other Persons as may from time to time be designated by the Majority Onex Investors, its proxy with full power of substitution to vote all of its Shares at any meeting of Stockholders of the Company, or to give consent in lieu of voting on the election of directors and on any matter which is submitted for a vote or consent to the Stockholders and on which such Shares are entitled to vote, provided, that such Shares are voted or consent is given with respect to it as specifically provided herein, or if not so provided, in the same manner as the Shares held by the Majority Onex Investors. The proxies and powers granted by the Other Investors pursuant to this Section 8.1 are coupled with an interest.

          (b) Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no such holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

          (c) The voting agreement set forth in this Section 8.1 shall terminate automatically upon the earlier to occur of (i) a Sale of the Company or (ii) a Qualified Public Offering.

          8.2 Stock Certificates. The Company shall be permitted to hold stock certificates representing Shares issued to Other Investors as custodian for such Other Investors, including, without limitation, for purposes of consummating transactions permitted or required by this Agreement.

          8.3 Termination of Agreement. Unless otherwise provided herein, this Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) a Sale of the Company, (ii) the third anniversary of a Qualified Public Offering or (iii) the mutual written agreement to terminate this Agreement by the Majority Onex Investors, on the one hand, and the Holders (other than the Onex Investors) holding a majority of the then outstanding Shares, on the other hand.

          8.4 Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made, provided, that any such delivery made on a day that is not a Business Day, or that is made after 5:00 p.m. on a Business Day, shall be deemed to be given on the following Business Day. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

If to the Company or an Onex Investor: c/o Onex Investment Corp.
                                       712 Fifth Avenue
                                       New York, New York 10019
                                       Attention: Seth Mersky and Nigel Wright
                                       Fax: (212) 582-0909
                                       E-mail: smersky@onex.com
                                       nwright@onex.com

with copies to:                        Onex American Holdings II LLC
                                       21 Leader Street
                                       Marion, Ohio 43302
                                       Attention: Donald F. West
                                       Fax: (740) 223-7762
                                       E-Mail: dwest@onex.com

and                                    Kaye Scholer LLP
                                       425 Park Avenue
                                       New York, New York 10022
                                       Attention: Joel I. Greenberg, Esq.
                                       Fax: (212) 836-8211
                                       E-mail: jigreenberg@kayescholer.com

          If to any Other Investor at such Other Investor's address as set forth on such Other Investor's signature page hereto.

          If to any other Person which becomes a party to this Agreement in accordance with the terms hereof, at the address for delivery of notices or communications given to all other parties by such party at such time.

          8.5 Interpretation. In this Agreement, unless a contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation,"
(c) reference to any Article or Section means such Article or Section hereof,
(d) words of any gender shall be deemed to include each other gender, and (e) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

          8.6 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

          8.7 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflicts of laws principles which would result in the application of the laws of another jurisdiction.

          8.8 Time. Time shall be of the essence of this Agreement.

          8.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          8.10 Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware and the United States District Court from the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          8.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          8.12 Assignment. This Agreement shall be binding upon the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, their respective permitted transferees and assigns (other than purchasers of equity securities pursuant to a Public Sale), together with in each case all successors, heirs, executors and administrators thereof, and shall inure to the benefit of the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, assigns of the Stockholders, together, in each case, with all successors, heirs, executors and administrators thereof. Except as otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement.

          8.13 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company, the Majority Onex Investors and Other Investors holding a majority of the Shares held by all Other Investors, provided, that a modification, amendment or waiver of Section 4.2(b) as to any Other Investor may be authorized by such Other Investor and the Board. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

          8.14 Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          8.15 Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional Persons may become parties to this Agreement in accordance with the provisions of this Agreement or with the consent of the Company and the Majority Onex Investors, in either case by executing and delivering to the Company a joinder agreement.

          8.16 Complete Agreement. This Agreement, the documents expressly referred to herein (including the Registration Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

                            [Signature Pages Follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                        MID-WESTERN AIRCRAFT SYSTEMS
                                        HOLDINGS, INC.


                                        By: /s/ Nigel Wright
                                            ------------------------------------
                                        Name: Nigel Wright
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        ONEX PARTNERS LP

                                        By: Onex Partners GP LP,
                                            its General Partner

                                        By: Onex Partners Manager LP, its Agent

                                        By: Onex Partners Manager GP Inc.,
                                            its General Partner


                                        By: /s/ Seth Mersky
                                            ------------------------------------
                                        Name: Seth Mersky
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By: /s/ Donald F. West
                                            ------------------------------------
                                        Name: Donald F. West
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Kerry D. Crisp
                                          ---------------------------
                                          Name:  Kerry D. Crisp
                                          Title: V.P. Human Resources

                                   Address for Notice:

                                   7541 N/W 130th
                                   Potwin, KS 67123

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Michael G. King
                                          ---------------------------
                                          Name:  Michael G. King
                                          Title: VP GM PSS


                                   Address for Notice:

                                   7807 Birdie Lane
                                   Wichita, KS 67205

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  John A. Pilla
                                          ---------------------------
                                          Name:  John A. Pilla
                                          Title: VP-GM 787


                                   Address for Notice:

                                   1817 West Evanston
                                   Wichita, KS 67204

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  M.L. Williams
                                          ---------------------------
                                          Name:  M.L. Williams
                                          Title: SR VP Finance & Controller

                                   Address for Notice:

                                   14831 Summerfield
                                   Wichita, KS 67230

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Donald R. Carlisle
                                          ---------------------------
                                          Name:  Donald R. Carlisle
                                          Title: Vice President/General Mgr.


                                   Address for Notice:

                                   6204 S. Cedar Ave
                                   Broken Arrow, OK 74011

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Carolyn A. Harms
                                          ---------------------------
                                          Name:  Carolyn A. Harms
                                          Title: VP/GM, Spares/MRO & Aftermarket
                                                 Support Business Unit

                                   Address for Notice:

                                   12 Madopalla Ct.
                                   Derby, KS 67037

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Vernell Jackson
                                          ---------------------------
                                          Name:  Vernell Jackson
                                          Title: V.P. H.R. & Admin.


                                   Address for Notice:

                                   1848 Paddock Green Court
                                   Wichita, KS 67206

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Ronald C. Brunton
                                          ---------------------------
                                          Name:  Ronald C. Brunton
                                          Title: Ex. V.P./CHF. Optg. Officer


                                   Address for Notice:


                                   ---------------------------

                                   ---------------------------

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Ulrich Schmidt
                                          ---------------------------
                                          Name:  Ulrich Schmidt
                                          Title: EVP & CFO

                                   Address for Notice:

                                   ---------------------------

                                   ---------------------------

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Jeffrey L. Turner
                                          ---------------------------
                                          Name:
                                          Title:  President/CEO


                                   Address for Notice:

                                   1320 N. Covington Cir.
                                   Wichita, KS 67212

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Daniel H. Wheeler
                                          -----------------------------------
                                          Name:  Daniel H. Wheeler
                                          Title: Director, 787 Fuselage
                                                 Manufacturing

                                   Address for Notice:

                                   237 N. Crestway
                                   Wichita, KS 67208

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Michael C. Germann
                                          ---------------------------
                                          Name:  Michael C. Germann
                                          Title: VP, Communications & Public
                                                 Affairs Mid-Western Aircraft
                                                 Systems, Inc.

                                   Address for Notice:

                                   618 N. 18th Fairway
                                   Andover, KS 67002

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Dana A. Smith
                                          ---------------------------
                                          Name:
                                          Title:

                                   Address for Notice:

                                   4986 SW Cliff Road
                                   Towanda, KS 67144

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  James M. Urso
                                          ---------------------------
                                          Name:  James M. Urso
                                          Title: VP Supply Chain Management

                                   Address for Notice:

                                   1648 Tiara Pines Place
                                   Derby, KS 67037

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:     /s/ Tod J. Wawzysko
                                          -----------------------------------
                                          Name:  Tod J. Wawzysko
                                          Title: VP - Quality and Process
                                                 Improvement

                                   Address for Notice:

                                   13502 SW 150th St.
                                   Rose Hill, Kansas 67133

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Richard Buchanan
                                          ---------------------------
                                          Name:  Richard Buchanan
                                          Title: VP/GM Fuselage Structures

                                   Address for Notice:

                                   709 Erin Lane
                                   Mulvane, KS 67110

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Sheri Boyer
                                          ------------------
                                          Name:  Sheri Boyer
                                          Title: Director of General Fabrication

                                   Address for Notice:

                                   Sheri Boyer
                                   PO Box 280
                                   Kechi, KS 67067

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Gloria G. Farha Flentje
                                          ----------------------------
                                          Name:  Gloria G. Farha Flentje
                                          Title: VP General Counsel & Secretary

                                   Address for Notice:

                                   155 N. Quenton
                                   Wichita, KS 67208

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Peter H. Wu
                                          ------------------
                                          Name: Peter Wu
                                          Title: V.P. / Chief Scientist

                                   Address for Notice:

                                   1445 Cedar Park
                                   Wichita, KS 67235

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Jerry D. Vaughan
                                          ---------------------------
                                          Name:  Jerry D. Vaughan
                                          Title: Director, SCM

                                   Address for Notice:

                                   14630 E. 44th St. S
                                   Derby, KS 67037

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                   OTHER INVESTOR

                                   By:    /s/  Michael E. Nelson
                                          ---------------------------
                                          Name:  Michael E. Nelson
                                          Title: Director, Operations MWASI
                                                 Aerostructures Business Unit

                                   Address for Notice:

                                   8301 N. 160th E. Ct.
                                   Owasso, OK 74055

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Rodney A. Webber
                                            ------------------------------------
                                      Name: Rodney A. Webber
                                            Title:  737-800 MMA Program Director


                                      Address for Notice:

                                      12335 Meribeau Ct.
                                      Wichita, KS 67235

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  George H. Miller
                                            ------------------------------------
                                            Name:  George H. Miller
                                            Title:  Chief Engr/Director


                                      Address for Notice:

                                      123 North Emporia
                                      Valley Center, KS 67147

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Frederick J. Dodds III
                                            ------------------------------------
                                            Name: Frederick J. Dodds III
                                            Title: Deputy General Counsel


                                      Address for Notice:

                                      7346 E. 24th Avn.
                                      Wichita, KS 67226

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Forrest E. Urban
                                            ------------------------------------
                                            Name: Forrest E. Urban
                                            Title: 787 Factory Director


                                      Address for Notice:

                                      7209 Cedaridge Cir.
                                      Wichita, KS 67226

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Ellston White
                                            ------------------------------------
                                            Name:  Ellston O. White
                                            Title: Chief Information Officer


                                      Address for Notice:

                                      2807 Forest Park
                                      Derby, KS 67037

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Anthony J. Veith
                                            ------------------------------------
                                            Name:  Anthony J. Veith
                                            Title: Director, Spares Inventory
                                                   Mgmt


                                      Address for Notice:

                                      409 Huntington Road
                                      Andale, KS 67001

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Suzanne Scott
                                            ------------------------------------
                                            Name:  Suzanne Scott
                                            Title: Director Human Resources
                                                   Support Services


                                      Address for Notice:

                                      12205 W. Nantucket
                                      Wichita, KS 67235

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  David E. Finneran
                                            ------------------------------------
                                            Name: David E. Finneran
                                            Title: Director


                                      Address for Notice:

                                      -----------------------

                                      -----------------------

                                      -----------------------

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Jeffrey D. Jabara
                                            ------------------------------------
                                            Name:  Jeffrey D. Jabara
                                            Title:


                                      Address for Notice:

                                      1825 N. Frederic
                                      Wichita, KS 67206

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Brian L. Skelton
                                            ------------------------------------
                                            Name: Brian L. Skelton
                                            Title: Director, Quality & Tech
                                                   Svcs.


                                      Address for Notice:

                                      5022 E. Cedar Ridge Road
                                      Claremore, OK 74019

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Allen R. Williams
                                            ------------------------------------
                                            Name: Allen R. Williams
                                            Title: Director of Engineering


                                      Address for Notice:

                                      7501 E. 64th Place
                                      Tulsa, OK 74133

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Joseph W. Jarrett
                                            ------------------------------------
                                            Name: Joseph W. Jarrett
                                            Title: Controller, MWASI
                                                   Aerostructure Business Unit


                                      Address for Notice:

                                      9405 S. 74th e. Ave.
                                      Tulsa, Okla 74133

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/ Thomas A. Greenwood
                                            ------------------------------------
                                            Name: Thomas A. Greenwood
                                            Title: Director of Global Technology
                                                   Utilization


                                      Address for Notice:

                                      1267 Countywalk
                                      Wichita, KS 67206

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/ Timothy A. Cosgrove
                                            ------------------------------------
                                            Name: Timothy A. Cosgrove
                                            Title: Director, H.R.


                                      Address for Notice:

                                      21481 E. 105th St.
                                      Broken Arrow, OK 74014

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Sherri A. Williams
                                            ------------------------------------
                                            Name:
                                            Title: Director Compensation and
                                                   Benefits


                                      Address for Notice:

                                      1435 N. Glen Wood Ct.
                                      Wichita, KS 67230

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Adam M. Pogue
                                            ------------------------------------
                                            Name: Adam M. Pogue
                                            Title: Facilities Director


                                      Address for Notice:

                                      Mid-Western Aircraft Systems, Inc.
                                      PO Box 78008
                                      Wichita, KS 67278-0008

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Steven Turkle
                                            ------------------------------------
                                            Name: Thomas Steven Turkle
                                            Title: Director, Logistics


                                      Address for Notice:

                                      1011 N. Golden Hills
                                      Wichita, KS 67212

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Jeffrey V. Clark
                                            ------------------------------------
                                            Name: Jeffrey V. Clark
                                            Title: Employment & Labor Relations
                                                   Director


                                      Address for Notice:

                                      9423 Shannon Way Ct.
                                      Wichita, KS 67206

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Douglas Scott
                                            ------------------------------------
                                            Name: Douglas Scott
                                            Title: Director


                                      Address for Notice:

                                      12205 W. Nantucket
                                      Wichita, Kansas 67235

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Susan Lyn Bacon
                                            ------------------------------------
                                            Name: Susan Lyn Bacon
                                            Title: Director Manufacturing
                                                   Engineering


                                      Address for Notice:

                                      Susan Lyn Bacon
                                      638 S. Erie
                                      Wichita, KS 67211

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Radhe Bhagat
                                            ------------------------------------
                                            Name: Radhe S. Bhagat
                                            Title: Director, Product Definition


                                      Address for Notice:

                                      8514 E. MT. Vernon Ct.
                                      Wichita, KS 67207

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                      OTHER INVESTOR

                                      By:   /s/  Kenneth L. Wright
                                            ------------------------------------
                                            Name: Kenneth L. Wright
                                            Title: Director Operations/New
                                                   Programs


                                      Address for Notice:

                                      2411 Spring Meadow
                                      Wichita, Ks 67205

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Marci L. Johnson
                                                --------------------------------
                                                Name:  Marci L. Johnson
                                                Title: Business Operations and
                                                       Development Director

                                                Address for Notice:

                                         4110 Sweet Bay Circle
                                         Wichita, KS 67226

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  V R McMullen
                                                --------------------------------
                                                Name:  Victor R. McMullen Jr.
                                                Title: 747/767/777 Operations
                                                       Director


                                         Address for Notice:

                                         802 Hawthorne
                                         Derby, KS 67037

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  David P. Bartz
                                                --------------------------------
                                                Name: David P. Bartz
                                                Title: 737 Operations Director

                                         Address for Notice:

                                         2406 N. Ridgeside Circle
                                         Wichita, KS 67205

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Mark E. Hoffman
                                                --------------------------------
                                                Name:  Mark E. Hoffman
                                                Title: Engr. Dir.- 787 Pylon

                                         Address for Notice:

                                         1321 Buckboard CT
                                         Derby, KS 67037

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Rodney C. Cheatham
                                                --------------------------------
                                                Name:  Rodney C. Cheatham
                                                Title: Director, Procurement

                                         Address for Notice:

                                         706 Bramerton Court
                                         Andover, KS 67002

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Robert M. Mayle
                                                --------------------------------
                                                Name:  Robert M. Mayle
                                                Title: Engineering Director

                                         Address for Notice:

                                         14704 Timber Lake Rd
                                         Wichita, KS 67230

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Don A. Blake
                                                --------------------------------
                                                Name:
                                                Title:


                                         Address for Notice:

                                         1324 Broad Moor
                                         Derby, KS 67037

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  David E. Wiseman
                                                --------------------------------
                                                Name:  David E. Wiseman
                                                Title: Procurement Director

                                         Address for Notice:

                                         1748 Oxford Cirle
                                         Derby, Kansas
                                         67037

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Kimberly E. Scanlan
                                                --------------------------------
                                                Name:  Kimberly E. Scanlan
                                                Title: Director, Human Resources

                                         Address for Notice:

                                         7333 E. 22nd #10
                                         Wichita, KS 67226

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Ricky L. Morriss
                                                --------------------------------
                                                Name:  Ricky L. Morriss
                                                Title: Tooling Director

                                         Address for Notice:

                                         P.O. Box 216
                                         Douglass KS 67039

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Douglas H. Reece
                                                --------------------------------
                                                Name:  Douglas H. Reece
                                                Title: Director, Quality/
                                                       Customer Relations

                                         Address for Notice:

                                         1925 Saddle Creek Ct
                                         Wichita, KS 67206

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Kip Schmidt
                                                --------------------------------
                                                Name:  Kip Schmidt
                                                Title:


                                         Address for Notice:

                                         1509 N. Wheatridge
                                         Wichita, KS 67235

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Lana K. McCutchen
                                                --------------------------------
                                                Name:  Lana K. McCutchen
                                                Title: Director, Finance
                                                       787/New Programs
                                                       Controller

                                         Address for Notice:

                                         1061 N. 199th W. Circle
                                         Goddard, KS 67052

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Lois Ilene Covey
                                                --------------------------------
                                                Name:  Lois Ilene Covey
                                                Title: Director Supply Chain
                                                       Management

                                         Address for Notice:

                                         Lois Ilene Covey
                                         15410 Hickory
                                         Goddard KS 67052

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Richard L. Davis Jr.
                                                --------------------------------
                                                Name:  Richard L. Davis Jr.
                                                Title: Business Management
                                                       Director


                                         Address for Notice:

                                         15831 Limerick St.
                                         Wichita, KS 67230

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Curtis Demuth
                                                --------------------------------
                                                Name:  Curtis W. Demuth
                                                Title:


                                         Address for Notice:

                                         14905 Sharon Ln.
                                         Wichita KS 67230

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first written above.

                                         OTHER INVESTOR

                                         By:    /s/  Mary E. French
                                                --------------------------------
                                                Name:  Mary E. French
                                                Title: Director

                                         Address for Notice:

                                         3769 Whispering Brook
                                         Wichita, KS 67220

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of March 1, 2006.

                                         /s/ Stephen F. Page
                                         ---------------------------------------
                                         [NAME]  Stephen F. Page

                                         Address for Notice:

                                         3200 Ocean Drive
                                         Manhattan Beach
                                         Calif. 90266

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of _______ __, 200__.

                                         /s/ Robert Johnson
                                         ---------------------------------------
                                         Robert D. Johnson

                                         Address for Notice:

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of December 16, 2005.

                                         /s/  Richard A. Gephardt
                                         ---------------------------------------
                                         Richard A. Gephardt

                                         Address for Notice:

                                         822 Capital Sq. Pl. S.W.
                                         Washington, DC 20024

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of December 20, 2005.

                                         /s/ Paul Fulchino
                                         ---------------------------------------
                                         Paul Fulchino

                                         Address for Notice:

                                         4212 St. Andrews Blvd
                                         Irung, TX 75038

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of 12/17, 2005

                                         /s/  Ivor Evans
                                         ---------------------------------------
                                         Ivor "Ike" Evans

                                         Address for Notice:

                                         8 Catboat
                                         Hilton Head
                                         South Carolina 29928

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of December 21, 2005.

                                         /s/  F. Raborn
                                         ---------------------------------------
                                         Francis "Buzz" Raborn

                                         Address for Notice:

                                         9221 Black Riffres CT
                                         Great Falls, VA 22066

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of December 19, 2005.

                                         /s/  Ronald T. Kadish
                                         ---------------------------------------
                                         Ronald T. Kadish

                                         Address for Notice:

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                          COUNTERPART SIGNATURE PAGE TO
                         INVESTOR STOCKHOLDERS AGREEMENT
        BY AND AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND CERTAIN OF ITS
                     STOCKHOLDERS DATED AS OF JUNE 16, 2005



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties listed below, all as of ________ __, 200__.

                                         /s/ Connie Mack
                                         ---------------------------------------
                                         Connie Mack

                                         Address for Notice:
                                         P.O. Box 3729
                                         Placida, FL 33946